RON THORNBURGH                 [SEAL]        Memorial Hall, 1st Floor
Secretary of State                               120 S.W. 10th Avenue
                                                Topeka, KS 66612-1594
                                                       (785) 296-4564

                                STATE OF KANSAS

September 28, 2009

ZAC ANSHUTZ
KANSAS INSURANCE DEPARTMENT
420 SW 9TH STREET
TOPEKA KANSAS 66612-1678

RE: UNION SECURITY INSURANCE COMPANY

ID. # 4351524 (USE IN ALL CORRESPONDENCE WITH OUR OFFICE)

A certified copy of the document that you recently filed in the Corporations Division of our office is enclosed.

Every corporation in Kansas is assigned an indentification number. Use of this number in any correspondence with this office will give us immediate access to your file and enable us to offer you faster, more efficient service. Your corporation's identification number is at the top of this page. It should be used in all correspondence with this office.

jc

BUSINESS SERVICES: (785) 296-4564       WEB SITE: www.kssos.org                 ELECTIONS: (785) 296-4561
FAX: (785) 296-4570                     E-MAIL: kssos@kssos.org                 FAX: (785) 291-3051

Approved for filing:  /s/ Sandy Praeger
                      -------------------------
                      Sandy Praeger
                      Commissioner of Insurance
Date:                 9/28/09

CONTACT INFORMATION              KANSAS SECRETARY OF STATE           CD
Kansas Secretary of State       CERTIFICATE OF DOMESTICATION        53-14
RON THORNBURGH
Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@kssos.org
www.kssos.org

All information must be completed or this document will not be accepted for filing.

09-28-2009                      13:29:00
2671 01                         $35.00
053 014 PP                      1
FILE#: 4351524                  FILED BY KS SOS
[BARCODE]
02512346

1.   Name of the corporation: UNION SECURITY INSURANCE COMPANY

2.   Home state of incorporation: IOWA

3.   Date of original incorporation: MARCH 26, 1910

4.   Principal place of business:

ADDRESS MUST BE A STREET ADDRESS. A POST OFFICE BOX IS UNACCEPTABLE.

    2323 GRAND BOULEVARD
    ----------------------------------------
    Street address

    KANSAS CITY                MISSOURI          64108-2670
    ------------------         ----------------  --------------
    City                       State             Zip

5.   Resident agent and registered office in Kansas:

    CORPORATION SERVICE COMPANY
    ----------------------------------------
    Name of resident agent

    200 S.W. 30TH STREET                               TOPEKA  KANSAS   66611
    ------------------------------------------         ------  -------  ------
    Street address (P.O. Box is NOT                    City    State    Zip
    acceptable)

The corporation hereby domesticates itself in Kansas as a Kansas domiciled insurance corporation. The corporation has received approval from the Kansas Insurance Department to domesticate in Kansas, evidenced by the stamp of approval on this certificate.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the   22nd   of     May,       2009.
                  -----         ---------  ----------------
                  Day           Month      Year

/s/ Kenneth D. Bowen
------------------------------
Authorized officer

INSTRUCTIONS

1. The Certificate of Domestication must be filed along with Restated Articles of Incorporation to effect an insurance company's redomestication to the state of Kansas.

2. Both the Certificate of Domestication and the Restated Articles of Incorporation must be approved by the insurance commissioner as evidenced by the commissioner's stamp of approval before they are filed with the secretary of state.

3. The requirements for Restated Articles of Incorporation are stated in K.S.A. 17-6605.

4.   Please submit this document with a filing fee of $35 per document.

Notice: There is a $25 service fee for all returned checks.

Approved for filing:       /s/ Sandy Praeger
                           -------------------------
                           Sandy Praeger
                           Commissioner of Insurance
Date:                      9/28/09

                                  THE RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                                 UNION SECURITY
                               INSURANCE COMPANY

                                  THE RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        UNION SECURITY INSURANCE COMPANY

We, John S. Roberts and Kenneth D. Bowen, President and Secretary, respectively, of UNION SECURITY INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Iowa, hereby certify that said Company through written consent of the sole stockholder executed on the 14th day of September, 2009, and acting pursuant to Section 17-6605 of the Kansas Corporation Act, restated its Articles of Incorporation as follows:

     RESTATED ARTICLES OF INCORPORATION OF UNION SECURITY INSURANCE COMPANY ADOPTED PURSUANT TO SECTION 17-6605 OF THE KANSAS CORPORATION ACT, AND IN COMPLIANCE WITH SECTION 40-2,162 OF THE KANSAS INSURANCE CODE.

                                   ARTICLE I.

The name of the corporation shall be UNION SECURITY INSURANCE COMPANY.

                                  ARTICLE II.

The name of the business, objects, and purposes proposed to be transacted, promoted and carried on are:

       (1) To make contracts of life and endowment insurance, to grant, purchase, or dispose of annuities or endowments of any kind; and, in such contracts, or in contracts supplemental thereto to provide for additional benefits in the event of death of the insured by accidental means, total and permanent disability of the insured, or specific dismemberment or disablement suffered by the insured.

       (2) To insure against loss or damage by the sickness, bodily injury, or death by accident of the insured or his dependents.

       (3)  To make or effect reinsurance of any risks.

       (4) In addition to all powers it shall have power to transact within and without the State of Kansas, any kinds or classes of insurance business which companies of its kind are now or may hereafter be permitted by law to transact, whether or not such kinds of classes of insurance are specifically enumerated elsewhere in these Articles of Incorporation or existing amendments thereto.

       (5) Any policy issued by the Company may cover any one or more of the risks it is authorized to insure.

       (6) The powers herein conferred upon the Company are in furtherance and not in limitation of the powers conferred by the statutes of the State of Kansas as from time to time in force and effect, and the Company shall have in addition to such authorized statutory powers as are in these Articles of Incorporation recited, all other powers and privileges conferred by the statutes of the State of Kansas now existing or hereinafter enacted.

                                  ARTICLE III.

The address of the registered office and principal place of business of the Corporation in the State of Kansas is 200 S.W. 30th Street, Topeka, KS 66611, and the name of the registered agent at this address is Corporation Service Company.

                                  ARTICLE IV.

The existence of this corporation shall be perpetual.

                                   ARTICLE V.

The names and places of residence of each of the incorporators are as follows:

NAME                         PLACE OF RESIDENCE
--------------------------------------------------
R. B. Richardson           Helena, Montana
A. B. Jackson              St. Paul, Minnesota
R. M. Hubbs                St. Paul, Minnesota

                                  ARTICLE VI.

The management of the Company shall be vested in a Board of Directors. The number of Directors shall be not less than three (3) and shall be fixed by the Bylaws. Directors shall hold office until the annual meeting of the stockholders to be held on the first Wednesday after the first Tuesday in February, and until their successors shall have been elected and qualified. Subsequent Annual Meetings of the stockholders shall be held each year at such time and place within and without the State of Kansas as the Board of Directors shall determine.

                                  ARTICLE VII.

The corporation shall have the authority to issue capital stock in the amount of five million dollars ($5,000,000.00) comprised of one million (1,000,000) shares of capital stock of the par value of five dollars ($5.00) per share, all of which shares shall be of one class and shall be designated as Common Stock.

                                 ARTICLE VIII.

The highest amount of indebtedness and liability to which the corporation shall at any time be subject, exclusive of policy liabilities and other reserves, shall be One Hundred Million Dollars ($100,000,000).

                                  ARTICLE IV.

The above and foregoing duly adopted Restated Articles of Incorporation supersede the original and all prior versions of the Articles of Incorporation and all amendments thereto.

                                 CERTIFICATION

We, John S. Roberts and Kenneth D. Bowen, President and Secretary, respectively, of Union Security Insurance Company, a corporation organized and existing under the laws of the State of Iowa, hereby certify that by Written Statement of Consent of the sole stockholder executed on September 14, 2009, the stockholder adopted a Resolution to Restate the Articles of Incorporation of said Company as herein above indicated with the vote of the stockholder being as follows:

SHARE                         OUTSTANDING        ELIGIBLE          VOTES
DESIGNATION                      SHARES           VOTES         REPRESENTED
--------------------------------------------------------------------------------
Common                          1,000,000        1,000,000        1,000,000

Votes in favor of the
Resolution:                     1,000,000
Votes against the Resolution:   0

We, John S. Roberts and Kenneth D. Bowen, President and Secretary, respectively of Union Security Insurance Company, do hereby certify that the foregoing Restated Articles of Incorporation are a true and correct copy of the Restated Articles of Incorporation as of this 17th day of September, 2009.

                                            UNION SECURITY INSURANCE COMPANY
(Corporate Seal)
                                     By:    /s/ John S. Roberts
                                            -----------------------------------
                                            John S. Roberts, President
                                            Union Security Insurance Company
                                     Dated: 9/16/09

                                     By:    /s/ Kenneth D. Bowen
                                            -----------------------------------
                                            Kenneth D. Bowen, Secretary
                                            Union Security Insurance Company
                                     Dated: 9/17/09

                                  VERIFICATION

STATE OF MISSOURI          )
                           ) ss.
COUNTY OF JACKSON          )

On September 17, 2009, before me, Connie J. Turnipseed, a Notary Public, personally appeared Kenneth D. Bowen, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                   Signature:  /s/ Connie J. Turnipseed
                               --------------------------------------------------
                               (this area for official notarial seal)

                               CONNIE J. TURNIPSEED
                               Notary Public-Notary Seal
                               State of Missouri, Jackson County
                               Commission # 06523852
                               My Commission Expires Mar 7, 2010

                                  VERIFICATION

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

On September 16, 2009, before me, Paulette Lang, a Notary Public, personally appeared John S. Roberts personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                   Signature: /s/ Paulette Lang
                             --------------------------------------------------
                             (this area for official notarial seal)

                               PAULETTE LANG
                               Notary Public - State of New York
                               NO. 01LA6139031
                               Qualified in Kings County
                               My Commission Expires 12.27.09

               I hereby certify this to be a true and correct copy of the original on file. Certified on this date: Sep 28, 2009 RON THORNBURGH, SECRETARY OF STATE